UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 20, 2015

Date of Report

(Date of earliest event reported)

Bear State Financial, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

900 South Shackleford Rd., Suite 401 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

(501) 320-4904

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported by Bear State Financial, Inc. (the “Company”) in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 10, 2015, the Company informed the Nasdaq Stock Market LLC (“NASDAQ”) of the passing of John P. Hammerschmidt, a member of the Company’s Board of Directors, on April 1, 2015. The Company further informed NASDAQ that as a result of Mr. Hammerschmidt’s death the Company was no longer in compliance with NASDAQ Listing Rule 5605(c)(2)(A), which requires that the Company’s audit committee be composed of at least three independent directors.

On April 20, 2015, the Company received a letter from NASDAQ Listing Qualifications confirming that the Company no longer complies with NASDAQ’s audit committee composition requirements as set forth in Listing Rule 5605(c)(2)(A). Furthermore, NASDAQ confirmed that the Company is eligible to rely on the cure period provided by Listing Rule 5605(c)(4), which permits the Company to temporarily operate in non-compliance with the audit committee composition requirement, provided the Company regains compliance no later than September 28, 2015.

The Company intends to regain compliance with Listing Rule 5065(c)(2)(A) prior to the end of the cure period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STATE FINANCIAL, INC.

Date: April 22, 2015	By:	/s/ Matt Machen
	Name:	Matt Machen
	Title:	Executive Vice President and Chief Financial Officer